UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2006

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849		98-0215202
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	File No.)		Identification No.)

1108 W. Valley Blvd., Suite 6-399, Alhambra, CA		91803
(Address of principal executive offices)		(Zip Code)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.01 Change of Control

On December 20, 2006, Mr. Chad Curtis acquired 10,000,000 shares of voting Preferred Stock (the “Shares”) of Magnum D’Or Resources, Inc., a Nevada corporation (the “Company”) from Sunrise Lighting Holdings Limited. Each Share entitles the holder to the equivalent of 20 voting shares of the Company’s common stock and therefore provides Mr. Curtis voting control of the Company. In connection with the consummation of this transaction, Xuguang Sun resigned as an officer and director of the Company and Chad Curtis was appointed President and Chief Executive Officer and was elected to the Company’s board of directors.

Chad Curtis, age 30, was, from January 2000 through April 2001 employed by First Union Securities as a Money Manager and Financial Advisor. From April 2001 through December 2004, Mr. Curtis was associated with J.P. Turner & Company in the same capacity. In April 2005 he was retained by Pointe Capital as a Money Manager and remained in that capacity, on a limited basis, through April 2006 when he became associated with Markwood Capital, a division of Acosta Financial Services, where he remained until August 2006. Mr. Curtis has, for the last several years, also been engaged in the acquisition and sale of pre-construction and post-construction residential real estate. Mr. Curtis will continue, at least for the immediate future, in such business endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNUM D’OR RESOURCES, INC.
(Registrant)

Date: December 21, 2006	By:	/s/ Chad Curtis
Chad Curtis
Chief Executive Officer